                                                                    Exhibit 32.2

   CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, I, Scott C. Mahan, Vice President of Finance and Chief Financial Officer, certify that:

1.  To my knowledge, this report fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934; and

2. To my knowledge, the information in this report fairly presents, in all material respects, the financial condition and results of operations of BSQUARE Corporation as of March 31, 2006.




Date: May 4, 2006          /s/ Scott C. Mahan
                           -----------------------------------------------------
                           Scott C. Mahan
                           Vice President of Finance and Chief Financial Officer